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                                                                    EXHIBIT 99.1

For release Thursday, May 9, 2002                                  [PLANAR LOGO]

                  Planar Completes $10 Million Equity Financing

BEAVERTON, Ore., May 9, 2002 - Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in the development and marketing of flat-panel display systems, has completed a private placement of common stock with an institutional investor. Proceeds of the financing will be used for working capital and general corporate purposes. A.G. Edwards & Sons, Inc. served as the placement agent.

     "Our cash position following the recent acquisition of Dome Imaging Systems was adequate, at about $11 million, but our flexibility is better served by replenishing the account," said Steve Buhaly, chief financial officer of Planar. "The timing and terms of this placement were favorable, and it was completed very smoothly. Furthermore, the small addition to Planar's shares outstanding does not have a material effect on our outlook for fiscal 2002 leaving it unchanged from that published April 23rd."

     Approximately 463,000 shares of Planar common stock were issued in the private placement, bringing Planar's total shares outstanding to approximately
13.5 million. No warrants were issued in conjunction with the financing. The purchase price of $21.60 per share was based on a 10 percent discount to the volume-weighted average price of Planar common stock over the five trading days ending April 30, 2002. Gross proceeds from the private placement were approximately $10 million.

     The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or an applicable exemption from those registration requirements. Planar has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the securities issued in the private placement.

ABOUT PLANAR

     Planar Systems is a worldwide leader in the development and marketing of electronic information display systems. The company specializes in collaborative relationships with customers, designing and producing flat-panel display solutions ranging from desktop monitors for the office to high-performance displays for challenging field applications in medical, industrial and transportation markets. Founded in 1983 and publicly traded on The Nasdaq National Market as `PLNR', Planar is headquartered in Oregon, USA, and operates manufacturing and sales in the United States and Europe. For more information please visit www.planar.com.

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"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995:

Statements above are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including those described above and the following: domestic and international business and economic conditions, changes in growth in the flat panel monitor industry, changes in customer demand or ordering patterns, changes in the competitive environment including pricing pressures or technological changes, continued success in technological advances, shortages of manufacturing capacity from our third-party manufacturing partners, final settlement of contractual liabilities, future production variables impacting excess inventory and other risk factors listed from time to time in the Company's Securities and Exchange Commission filings, including the company's annual report on Form 10-K for the year ended September 28, 2001. In addition, actual results could vary materially from the description contained herein due to the risks inherent in the acquisition of businesses and technologies, including integration issues, unanticipated costs and expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, the timing and successful completion of technology and product development through volume production and risks that the acquisition can not be completed successfully or that anticipated benefits are not realized. The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

CONTACT:
Stewart Clark, Investor Relations Director
503-748-6984 / stewart_clark@planar.com